Exhibit 99.1

NEWS RELEASE

Contact:
Robert L. Johnson, Chairman & CEO	Dresner Corporate Services
Curt Kollar, CFO	Steve Carr
706-645-1391	312-780-7211
bjohnson@charterbank.net or	scarr@dresnerco.com
ckollar@charterbank.net

CHARTER FINANCIAL ANNOUNCES FISCAL 2017
EARNINGS OF $14.4 MILLION

•	Quarter-to-date basic and diluted EPS of $0.18 and $0.17, respectively, year-to-date of $1.01 and $0.95

•	Nonperforming assets at 0.19% of total assets at September 30, 2017

•	Continued growth in deposit and bankcard fees, 10.0% over the same quarter in 2016

•	Acquisition of Resurgens Bancorp completed September 1, 2017

West Point, Georgia, November 7, 2017 — Charter Financial Corporation (the “Company”) (NASDAQ: CHFN) today reported net income of $2.6 million for the quarter ended September 30, 2017, or $0.18 and $0.17 per basic and diluted share, respectively, compared with net income of $3.8 million, or $0.27 and $0.26 per basic and diluted share, respectively, for the quarter ended September 30, 2016.
Additionally, as announced on September 1, 2017, the Company completed its acquisition of Resurgens Bancorp ("Resurgens") during the quarter ended September 30, 2017, the next phase in its Atlanta Metro expansion strategy. The transaction brought in $128.8 million of loans, $138.0 million of deposits and $177.5 million of total assets to the Company's balance sheet for cash proceeds of $25.8 million.
"We are excited to officially be in business with the former Resurgens team in DeKalb County," said Chairman and CEO Robert L. Johnson. "This move continues our strategic expansion into the Atlanta area. Our first month together has gone smoothly and we look forward to continuing our expansion into Atlanta with this talented group, as we feel Resurgens was one of the most attractive banks available in that region. Charter has grown from four branches in the Atlanta Metro area two years ago to 11 after our acquisitions and Buckhead branch opening. The MSA now accounts for 56.0% and 52.8% of our loan and deposit portfolios, respectively."
Net income for the current-year quarter decreased $1.3 million from the prior-year quarter. The difference was attributable to $1.9 million of merger-related costs from the Resurgens acquisition, primarily in data processing, offset in part by $903,000 of growth in loans receivable income. Additional merger-related costs are expected to be incurred in fiscal 2018 as the full conversion of Resurgens is not expected to be completed until February 2018.
Net income for the twelve months ended September 30, 2017 was $14.4 million, or $1.01 and $0.95 per basic and diluted share, respectively, compared with net income of $11.9 million, or $0.83 and $0.79 per basic and diluted share, respectively, for the twelve months ended September 30, 2016.

Exhibit 99.1

Quarterly Operating Results
Quarterly earnings for the fourth quarter of fiscal 2017 compared with the fourth quarter of fiscal 2016 were positively impacted by:

•	An increase in loans receivable income of $903,000, or 7.1%, to $13.6 million for the 2017 fourth quarter, compared with $12.7 million for the same quarter in 2016.

•	An increase in deposit and bankcard fee income of $319,000, or 10.0%.

•	Interest on interest-bearing deposits in other financial institutions increased $230,000.

•
One-time items including recoveries on loans formerly covered by loss-sharing agreements of $163,000, recoveries of former nonaccrual interest of $169,000 and additional loan accretion due to payoffs of $193,000.

Quarterly earnings for the fourth quarter of fiscal 2017 compared with the fourth quarter of fiscal 2016 were negatively impacted by:

•
Nonrecurring deal costs from the Resurgens acquisition of $1.9 million, largely concentrated in data processing, legal and professional fees, and severance costs. Deal costs of $124,000 related to the acquisition of CBS Financial Corporation ("CBS") were recorded in the same period in 2016.

•
An increase in interest expense on deposits of $169,000, or 15.1%, due to higher balances as well as an increase of four basis points in the Company's cost of deposits due to higher-costing deposits from Resurgens assumed in September 2017, adding to our already increased legacy deposit rates.

Financial Condition
Total assets increased $201.8 million to $1.6 billion at September 30, 2017, from $1.4 billion at September 30, 2016, attributable to the $177.5 million of total assets acquired in the purchase of Resurgens. Net loans grew $155.2 million, or 15.6%, to $1.1 billion at September 30, 2017, from $994.1 million at September 30, 2016, also primarily as a result of the Resurgens acquisition, which brought in $128.8 million of loans.
"Over the past two years we have grown total assets by 60%, through acquisitions and organic growth," Mr. Johnson said. "As our loan portfolio has expanded we've also been able to modify our loan mix, to an extent, as we've seen expansion in our commercial and industrial portfolio, particularly in our new markets. We will continue to seek out the most attractive options with the proper risk profile to provide the returns we want for our shareholders."
Total deposits increased $177.3 million to $1.3 billion during the twelve months ended September 30, 2017 as a result of the Resurgens acquisition as well as strong legacy deposit growth in the first two quarters of the current year. Transaction and certificate of deposit accounts increased $89.2 million and $49.2 million, respectively, from September 30, 2016.
From September 30, 2016 to September 30, 2017, total stockholders' equity increased $11.0 million to $214.2 million from $203.1 million due primarily to $14.4 million of net income, partially offset by a $2.2 million decrease in accumulated other comprehensive income on the Company's portfolio of investment securities available for sale and increased dividends of $3.6 million during the current year. Book value per share increased to $14.17 at September 30, 2017 from $13.52 at September 30, 2016 due to the Company's retention of earnings, while tangible book value per share, a non-GAAP financial measure (see Reconciliation of Non-GAAP Measures for further information) decreased from $11.36 to $11.33, due to the increased intangible assets acquired in the purchase of Resurgens.
Net Interest Income and Net Interest Margin
Net interest income increased $1.1 million to $13.3 million for the fourth quarter of fiscal 2017, compared with $12.2 million for the prior-year period. Total interest income increased $1.2 million. Both increases were largely attributable to increased loan balances and loans receivable income as a result of the Resurgens acquisition, as well as legacy loan growth during the year. Loans receivable income, excluding accretion of acquired loan discounts, a non-GAAP financial measure, increased $1.5 million to $13.1 million during the current quarter from $11.6 million during the prior-year quarter. The Company also experienced increases of $230,000 in interest income on interest bearing deposits in other financial institutions and $121,000 in interest on taxable investment securities during the current-year quarter. The Company also saw one-time gains of $169,000 and $193,000 in nonaccrual interest recoveries and additional discount accretion due to payoffs. Total interest expense increased $140,000 to $1.8 million for the current quarter, largely due to increased balances of higher-costing deposits from CBS and Resurgens. These increases were offset in part by a $43,000 decline in interest expense on FHLB borrowings due to a restructuring of one of the Company's $25.0 million advances in March of 2017 from an interest rate of 4.30% to 3.43%.
Net interest margin was 3.85% for the fourth quarter of fiscal 2017, compared to 3.82% for the fourth quarter of fiscal 2016. The Company's net interest margin, excluding the effects of purchase accounting, a non-GAAP financial measure, increased to 3.71% for the quarter ended September 30, 2017, from 3.47% for the quarter ended September 30, 2016. Both increases were attributable

Exhibit 99.1

to increased loan income, both from acquisitions and from legacy loan growth, as well as increased yields on the Company's Federal Reserve deposits due to rate increases.
Net interest income for the twelve months ended September 30, 2017, increased $7.0 million, or 16.6%, to $49.1 million, compared to $42.2 million for the prior-year period. Interest income increased $8.1 million to $55.9 million due to increased loan balances as a result of the CBS acquisition early in the third quarter of fiscal 2016 and the Resurgens acquisition late in the fourth quarter of 2017. There was also a $677,000 increase in interest bearing deposits in other financial institutions, primarily the result of increased cash balances and the Federal Reserve's increases of interest rates. Loan interest income, excluding accretion of acquired loan discounts, a non-GAAP financial measure, increased $9.4 million, while net purchase discount accretion decreased $2.6 million.
At September 30, 2017, the Company had $4.1 million of remaining loan discount accretion related to the CBS and Resurgens acquisitions, which will be accreted over the lives of the loans acquired.
Provision for Loan Losses
The Company recorded provisions for loan losses of $0 and $(900,000) in the quarter and year ended September 30, 2017, respectively, due to the continued positive credit quality trends of its loan portfolio and net recoveries of previously charged-off loans. Provisions of $(150,000) and $(250,000) were recorded in the quarter and year ended September 30, 2016, respectively.
Noninterest Income and Expense
Noninterest income increased $153,000 to $5.1 million in the fiscal 2017 fourth quarter compared to $4.9 million in the same period of 2016. The increase was primarily due to a $319,000, or 10.0% increase in deposit and bankcard fees, reflecting the continued success of the Company's signature debit card transaction marketing and deposit growth, and a nonrecurring gain of $163,000 on recoveries of loans formerly covered under loss sharing agreements with the FDIC. These increases were offset in part by a $207,000 decrease in gain on sale of loans due to reduced activity.
Noninterest expense for the quarter ended September 30, 2017, increased $3.0 million to $14.4 million, compared with $11.4 million for the prior-year quarter, primarily due to $1.9 million of merger costs from the Resurgens acquisition, which were largely concentrated in data processing, legal and professional fees and severance costs. Net benefit of operations of real estate owned decreased $269,000 due to reduced sales activity in the current quarter as the balance of real estate owned has fallen to minimal levels.
"Our core income components continued strong in the fourth quarter despite several one-time expense items related to the acquisition of Resurgens," Mr. Johnson continued. "While our fourth quarter efficiency ratio of 78.31% for the current quarter is high due to acquisition expenses, we've seen nice improvement in our year-to-date ratio of 68.04%, as compared to 71.93% last year. As we move toward conversion, we will continue our efforts to improve our operating efficiency and build on our existing income streams."
Noninterest income for the twelve months ended September 30, 2017, decreased $1.7 million to $19.2 million, compared with $21.0 million for the prior-year period. In the fiscal 2017 period, the Company recorded $413,000 of recoveries on loans formerly covered by FDIC loss sharing agreements, compared to $3.6 million of such recoveries in the prior-year period. The decrease in recoveries was partially offset by increased service charge and bankcard fees of $1.2 million, gains on the sale of loans of $300,000, gains on investment securities available for sale of $199,000 and brokerage commissions of $75,000 during the current-year period.
Noninterest expense for the twelve months ended September 30, 2017 increased $1.1 million to $46.5 million compared with $45.4 million for the prior-year period due primarily to increased ongoing operational costs from the CBS acquisition in salary, occupancy and data processing. During the year ended September 30, 2017, the Company recorded $1.9 million of acquisition expenses related to the Resurgens merger, while $4.2 million of such expenses were recorded in 2016 related to the CBS acquisition. These increases were partly offset by decreases of $450,000, or 19.5%, in legal and professional fees and $99,000 in federal insurance premiums and other regulatory fees.
Asset Quality
Nonperforming assets at September 30, 2017 were at 0.19% of total assets, down from 0.45% at September 30, 2016. The decline was primarily due to payoffs of two long-standing, high-balance, non-performing loans in the first quarter, as well as increased, high-quality loan balances from acquisitions and continued positive asset quality trends. The allowance for loan losses was at 0.96% of total loans and 649.13% of nonperforming loans at September 30, 2017, compared to 1.03% and 277.66%, respectively, at September 30, 2016. Not included in the allowance at September 30, 2017 was $4.1 million in yield and credit discounts on the CBS- and Resurgens-acquired loans. At September 30, 2017, the allowance for loan losses was 1.22% of legacy loans, compared to 1.35% at September 30, 2016. The Company recorded net loan recoveries of $278,000 and $1.6 million in its allowance for

Exhibit 99.1

loan losses for the quarter and year ended September 30, 2017, respectively, compared with net loan recoveries of $404,000 and $1.1 million for the same periods in the prior year.
Capital Management
From the first quarter of fiscal 2014 through the first quarter of fiscal 2017, the Company has repurchased 8.1 million shares, or 35.6%, of its common stock, for $91.9 million. No shares were repurchased during the second, third, or fourth quarter of fiscal 2017.
During the quarter ended September 30, 2017, the Company paid $25.8 million in the acquisition of Resurgens, and paid a $0.07 per-share dividend. The Company announced on October 24, 2017 it would pay a dividend of $0.075 per share on November 21, 2017 to shareholders of record as of November 10, 2017. This will be the fifth consecutive quarterly dividend increase.
Mr. Johnson concluded, “Our 2013 MHC stock conversion pushed our tangible common equity ratio (a non-GAAP measure) to 24.78% and lowered our return on average tangible equity (a non-GAAP measure) to 3.06%. Our subsequent capital leveraging included aggressive buybacks of stock, increasing dividends, organic growth and M&A growth. In fiscal 2016, we continued our push into attractive growth markets with the acquisition of CBS. In fiscal 2017 we opened the Buckhead branch and purchased Resurgens Bank. We have increased our dividend for five consecutive quarters. With a tangible common equity ratio of 10.72% at September 30, 2017, we have leveraged a significant portion of our excess capital and improved return on average tangible equity to 8.18% for the year ended September 30, 2017. We are very pleased with our progress toward becoming a fully leveraged bank with market returns to stockholders but acknowledge we still have some work to complete that transition."
About Charter Financial Corporation
Charter Financial Corporation is a savings and loan holding company and the parent company of CharterBank, a full-service community bank and a federal savings institution. CharterBank is headquartered in West Point, Georgia, and operates branches in Metro Atlanta, the I-85 corridor south to Auburn, Alabama, and the Florida Gulf Coast. CharterBank's deposits are insured by the Federal Deposit Insurance Corporation. Investors may obtain additional information about Charter Financial Corporation and CharterBank on the internet at www.charterbk.com under About Us.
Forward-Looking Statements
This release may contain “forward-looking statements” within the meaning of the federal securities laws. These statements may be identified by use of such words as “believe,” “expect,” “anticipate,” “should,” “well-positioned,” “planned,” “intend,” “strive,” “probably,” “focused on,” “estimated,” “working on,” “continue to,” “seek,” "leverage," "building," and “potential.” Examples of forward-looking statements include, but are not limited to, statements regarding future growth, profitability, expense reduction, improvements in income and margins, increasing stockholder value, and estimates with respect to our financial condition and results of operation and business that are subject to various factors that could cause actual results to differ materially from these estimates. These factors include but are not limited to the Company's inability to implement its business strategy; general and local economic conditions; changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, and competition; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating an increase in borrowing to fund loans and investments; the changing exposure to credit risk; the inability to identify suitable future acquisition targets; the potential inability to effectively manage the new businesses and lending teams that transitioned from Community Bank of the South and Resurgens Bank; the inability to properly leverage the expansion into the North Atlanta market; changes in legislation or regulation; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products, and services; the effect of cyberterrorism and system failures; the uncertainty in global markets resulting from the new administration; and the effects of geopolitical instability and risks such as terrorist attacks, the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes, and the effect of any damage to our reputation resulting from developments relating to any of the factors listed herein. Any or all forward-looking statements in this release and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or known or unknown risks and uncertainties. Consequently, no forward-looking statements can be guaranteed. Except as required by law, the Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission. The Company refers you to the section entitled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2016. Copies of each filing may be obtained from the Company or the Securities and Exchange Commission.
The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the Company, its management, or

Exhibit 99.1

persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Financial Condition (unaudited)

	September 30, 2017	September 30, 2016 (1)
Assets
Cash and amounts due from depository institutions	$25,455,465	$14,472,867
Interest-earning deposits in other financial institutions	126,882,924	77,376,632
Cash and cash equivalents	152,338,389	91,849,499
Loans held for sale, fair value of $1,998,988 and $2,991,756	1,961,185	2,941,982
Certificates of deposit held at other financial institutions	7,514,630	14,496,410
Investment securities available for sale	183,789,821	206,336,287
Federal Home Loan Bank stock	4,054,400	3,361,800
Restricted securities, at cost	279,000	279,000
Loans receivable	1,161,519,752	1,005,702,737
Unamortized loan origination fees, net	(1,165,148)	(1,278,830)
Allowance for loan losses	(11,078,422)	(10,371,416)
Loans receivable, net	1,149,276,182	994,052,491
Other real estate owned	1,437,345	2,706,461
Accrued interest and dividends receivable	4,197,708	3,442,051
Premises and equipment, net	29,578,513	28,078,591
Goodwill	39,347,378	29,793,756
Other intangible assets, net of amortization	3,614,833	2,639,608
Cash surrender value of life insurance	53,516,317	49,268,973
Deferred income taxes	5,914,446	4,366,522
Other assets	3,338,413	4,775,805
Total assets	$1,640,158,560	$1,438,389,236
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$1,339,143,287	$1,161,843,586
Long-term borrowings	60,023,100	50,000,000
Floating rate junior subordinated debt	6,724,646	6,587,549
Advance payments by borrowers for taxes and insurance	2,956,441	2,298,513
Other liabilities	17,112,581	14,510,052
Total liabilities	1,425,960,055	1,235,239,700
Stockholders’ equity:
Common stock, $0.01 par value; 15,115,883 shares issued and outstanding at September 30, 2017 and 15,031,076 shares issued and outstanding at September 30, 2016	151,159	150,311
Preferred stock, $0.01 par value; 50,000,000 shares authorized at September 30, 2017 and September 30, 2016	—	—
Additional paid-in capital	85,651,391	83,651,623
Unearned compensation – ESOP	(4,673,761)	(5,106,169)
Retained earnings	134,207,368	123,349,890
Accumulated other comprehensive (loss) income	(1,137,652)	1,103,881
Total stockholders’ equity	214,198,505	203,149,536
Total liabilities and stockholders’ equity	$1,640,158,560	$1,438,389,236
__________________________________

(1)	Financial information at September 30, 2016 has been derived from audited financial statements.

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2017	2016	2017	2016 (1)
Interest income:
Loans receivable	$13,583,671	$12,680,420	$50,333,085	$43,548,848
Taxable investment securities	1,060,019	938,603	4,296,231	3,742,085
Nontaxable investment securities	4,397	4,955	18,111	11,657
Federal Home Loan Bank stock	42,656	40,778	162,088	154,272
Interest-earning deposits in other financial institutions	333,732	103,924	893,787	216,736
Certificates of deposit held at other financial institutions	34,696	50,999	147,053	105,451
Restricted securities	2,900	2,510	11,007	5,013
Total interest income	15,062,071	13,822,189	55,861,362	47,784,062
Interest expense:
Deposits	1,286,518	1,117,586	4,792,943	3,452,758
Borrowings	344,358	386,975	1,422,003	1,955,445
Floating rate junior subordinated debt	131,135	117,801	504,608	221,571
Total interest expense	1,762,011	1,622,362	6,719,554	5,629,774
Net interest income	13,300,060	12,199,827	49,141,808	42,154,288
Provision for loan losses	—	(150,000)	(900,000)	(250,000)
Net interest income after provision for loan losses	13,300,060	12,349,827	50,041,808	42,404,288
Noninterest income:
Service charges on deposit accounts	2,080,623	1,860,824	7,641,351	7,043,693
Bankcard fees	1,418,191	1,318,650	5,510,387	4,953,645
Gain on investment securities available for sale	—	—	247,780	48,885
Bank owned life insurance	310,469	332,594	1,195,445	1,225,422
Gain on sale of loans	601,424	808,228	2,418,272	2,118,012
Brokerage commissions	149,940	198,670	726,177	650,727
Recoveries on acquired loans previously covered under FDIC-assisted acquisitions	162,586	—	412,586	3,625,000
Other	347,042	398,791	1,086,775	1,298,746
Total noninterest income	5,070,275	4,917,757	19,238,773	20,964,130
Noninterest expenses:
Salaries and employee benefits	7,688,488	6,634,984	26,431,145	25,655,810
Occupancy	1,502,868	1,397,882	5,202,675	5,139,533
Data processing	1,925,199	903,769	4,929,336	4,427,636
Legal and professional	808,233	462,627	1,864,218	2,314,519
Marketing	479,438	421,130	1,631,795	1,590,171
Federal insurance premiums and other regulatory fees	198,728	239,912	759,834	859,125
Net benefit of operations of real estate owned	(40,345)	(309,222)	(367,710)	(334,954)
Furniture and equipment	275,522	239,817	880,218	870,675
Postage, office supplies and printing	211,993	276,588	929,768	868,674
Core deposit intangible amortization expense	139,873	157,773	560,776	415,617
Other	1,196,527	928,310	3,700,824	3,591,408
Total noninterest expenses	14,386,524	11,353,570	46,522,879	45,398,214
Income before income taxes	3,983,811	5,914,014	22,757,702	17,970,204
Income tax expense	1,424,017	2,103,296	8,321,597	6,106,884
Net income	$2,559,794	$3,810,718	$14,436,105	$11,863,320
Basic net income per share	$0.18	$0.27	$1.01	$0.83
Diluted net income per share	$0.17	$0.26	$0.95	$0.79
Weighted average number of common shares outstanding	14,384,118	14,185,824	14,316,609	14,371,126
Weighted average number of common and potential common shares outstanding	15,240,907	14,798,042	15,153,373	14,983,344
__________________________________

(1)	Financial information for the twelve months ended September 30, 2016 has been derived from audited financial statements.

Exhibit 99.1

Charter Financial Corporation
Supplemental Financial Data (unaudited)
in thousands except per share data

	Quarter to Date					Year to Date
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016 (1)	9/30/2017	9/30/2016 (1)

Consolidated balance sheet data:
Total assets	$1,640,159	$1,480,122	$1,484,796	$1,461,667	$1,438,389	$1,640,159	$1,438,389
Cash and cash equivalents	152,338	120,144	140,285	131,849	91,849	152,338	91,849
Loans receivable, net	1,149,276	1,032,108	1,007,552	990,635	994,052	1,149,276	994,052
Other real estate owned	1,437	1,938	1,957	2,161	2,706	1,437	2,706
Securities available for sale	183,790	187,655	191,483	196,279	206,336	183,790	206,336
Transaction accounts	567,213	510,810	513,294	481,841	478,028	567,213	478,028
Total deposits	1,339,143	1,194,254	1,201,731	1,186,347	1,161,844	1,339,143	1,161,844
Borrowings	66,748	56,690	56,656	56,622	56,588	66,748	56,588
Total stockholders’ equity	214,199	212,080	208,413	205,500	203,150	214,199	203,150

Consolidated earnings summary:
Interest income	$15,062	$13,626	$13,307	$13,866	$13,822	$55,861	$47,784
Interest expense	1,762	1,639	1,652	1,666	1,622	6,719	5,630
Net interest income	13,300	11,987	11,655	12,200	12,200	49,142	42,154
Provision for loan losses	—	—	(150)	(750)	(150)	(900)	(250)
Net interest income after provision for loan losses	13,300	11,987	11,805	12,950	12,350	50,042	42,404
Noninterest income	5,070	4,639	4,546	4,983	4,918	19,239	20,964
Noninterest expense	14,386	11,096	10,750	10,290	11,354	46,523	45,398
Income tax expense	1,424	2,016	2,284	2,597	2,103	8,322	6,107
Net income	$2,560	$3,514	$3,317	$5,046	$3,811	$14,436	$11,863

Per share data:
Earnings per share – basic	$0.18	$0.24	$0.23	$0.36	$0.27	$1.01	$0.83
Earnings per share – fully diluted	$0.17	$0.23	$0.22	$0.33	$0.26	$0.95	$0.79
Cash dividends per share	$0.070	$0.065	$0.060	$0.055	$0.050	$0.250	$0.200

Weighted average basic shares	14,384	14,353	14,322	14,207	14,186	14,317	14,371
Weighted average diluted shares	15,241	15,257	15,340	15,065	14,798	15,153	14,983
Total shares outstanding	15,116	15,112	15,061	15,031	15,031	15,116	15,031

Book value per share	$14.17	$14.03	$13.84	$13.67	$13.52	$14.17	$13.52
Tangible book value per share (2)	$11.33	$11.92	$11.70	$11.52	$11.36	$11.33	$11.36
__________________________________

(1)	Financial information at and for the year ended September 30, 2016 has been derived from audited financial statements.

(2)	Non-GAAP financial measure, calculated as total stockholders' equity less goodwill and other intangible assets divided by period-end shares outstanding.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)
dollars in thousands

	Quarter to Date					Year to Date
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016

Loans receivable:
1-4 family residential real estate	$232,040	$222,904	$223,216	$223,609	$236,940	$232,040	$236,940
Commercial real estate	697,071	624,926	608,206	595,207	595,157	697,071	595,157
Commercial	103,673	79,695	73,119	73,182	71,865	103,673	71,865
Real estate construction	88,792	75,941	77,332	79,136	80,500	88,792	80,500
Consumer and other	39,944	40,675	37,300	31,212	21,241	39,944	21,241
Total loans receivable	$1,161,520	$1,044,141	$1,019,173	$1,002,346	$1,005,703	$1,161,520	$1,005,703

Allowance for loan losses:
Balance at beginning of period	$10,800	$10,505	$10,499	$10,371	$10,118	$10,371	$9,489
Charge-offs	(76)	(73)	(103)	(50)	(1)	(303)	(228)
Recoveries	354	368	259	928	404	1,910	1,360
Provision	—	—	(150)	(750)	(150)	(900)	(250)
Balance at end of period	$11,078	$10,800	$10,505	$10,499	$10,371	$11,078	$10,371

Nonperforming assets: (1)
Nonaccrual loans	$1,661	$1,549	$1,610	$1,527	$3,735	$1,661	$3,735
Loans delinquent 90 days or greater and still accruing	46	291	—	238	—	46	—
Total nonperforming loans	1,707	1,840	1,610	1,765	3,735	1,707	3,735
Other real estate owned	1,437	1,938	1,957	2,161	2,706	1,437	2,706
Total nonperforming assets	$3,144	$3,778	$3,567	$3,926	$6,441	$3,144	$6,441

Troubled debt restructuring:
Troubled debt restructurings - accruing	$4,951	$5,007	$5,073	$4,761	$4,585	$4,951	$4,585
Troubled debt restructurings - nonaccrual	92	107	137	192	1,760	92	1,760
Total troubled debt restructurings	$5,043	$5,114	$5,210	$4,953	$6,345	$5,043	$6,345
__________________________________

(1)
Loans being accounted for under purchase accounting rules which have associated accretion income established at the time of acquisition remaining to recognize, that were greater than 90 days delinquent or otherwise considered nonperforming loans are excluded from this table.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)

	Quarter to Date					Year to Date
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016

Return on equity (annualized)	4.77%	6.65%	6.40%	9.84%	7.55%	6.89%	5.90%
Return on assets (annualized)	0.67%	0.96%	0.91%	1.39%	1.07%	0.98%	0.98%
Net interest margin (annualized)	3.85%	3.60%	3.52%	3.71%	3.82%	3.67%	3.89%
Net interest margin, excluding the effects of purchase accounting (1)	3.71%	3.55%	3.41%	3.48%	3.47%	3.53%	3.47%
Holding company tier 1 leverage ratio (2)	12.05%	13.08%	12.92%	12.83%	12.68%	12.05%	12.68%
Holding company total risk-based capital ratio (2)	15.79%	17.98%	17.93%	17.38%	16.74%	15.79%	16.74%
Bank tier 1 leverage ratio (2) (3)	10.96%	12.06%	11.84%	11.70%	11.51%	10.96%	11.51%
Bank total risk-based capital ratio (2)	14.45%	16.67%	16.53%	15.91%	15.26%	14.45%	15.26%
Effective tax rate	35.75%	36.46%	40.78%	33.98%	35.56%	36.57%	33.98%
Yield on loans	5.04%	4.79%	4.74%	5.01%	5.07%	4.90%	5.15%
Cost of deposits	0.50%	0.47%	0.46%	0.46%	0.46%	0.47%	0.43%

Asset quality ratios: (4)
Allowance for loan losses as a % of total loans (5)	0.96%	1.04%	1.04%	1.05%	1.03%	0.96%	1.03%
Allowance for loan losses as a % of nonperforming loans	649.13%	586.83%	652.47%	594.81%	277.66%	649.13%	277.66%
Nonperforming assets as a % of total loans and OREO	0.27%	0.36%	0.35%	0.39%	0.64%	0.27%	0.64%
Nonperforming assets as a % of total assets	0.19%	0.26%	0.24%	0.27%	0.45%	0.19%	0.45%
Net charge-offs (recoveries) as a % of average loans (annualized)	(0.10)%	(0.12)%	(0.06)%	(0.35)%	(0.16)%	(0.16)%	(0.13)%
__________________________________

(1)
Net interest income excluding accretion and amortization of acquired loans divided by average net interest earning assets excluding average loan accretable discounts, a non-GAAP measure, in the amount of $2.6 million, $2.0 million, $2.2 million, $2.9 million and $3.8 million for the quarters ended September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016, and September 30, 2016, respectively.

(2)	Current period bank and holding company capital ratios are estimated as of the date of this earnings release.

(3)
During the quarter ended September 30, 2017, a net upstream of capital was made between the bank and the holding company in the amount of $2.7 million as part of the Company's acquisition of Resurgens.

(4)
Ratios for the three months ended September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016, and September 30, 2016 include all assets with the exception of FAS ASC 310-30 loans that are excluded from nonperforming loans due to the ongoing recognition of accretion income established at the time of acquisition.

(5)
Excluding former CBS and Resurgens loans totaling $254.2 million, $154.0 million, $166.5 million, $191.9 million and $236.4 million at September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016, and September 30, 2016, respectively, which were recorded at acquisition date fair value, the allowance approximated 1.22%, 1.22%, 1.24%, 1.30%, and 1.35% of all other loans at September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016, and September 30, 2016, respectively.

Exhibit 99.1

Charter Financial Corporation
Average Balances, Interest Rates and Yields (unaudited)
dollars in thousands

	Quarter to Date
	9/30/2017			9/30/2016
	Average Balance	Interest	Average Yield/Cost (10)	Average Balance	Interest	Average Yield/Cost (10)
Assets:
Interest-earning assets:
Interest-earning deposits in other financial institutions	$106,057	$334	1.26%	$85,687	$104	0.49%
Certificates of deposit held at other financial institutions	7,580	35	1.83	16,395	51	1.24
FHLB common stock and other equity securities	3,670	43	4.65	3,362	41	4.85
Taxable investment securities	186,043	1,060	2.28	169,555	939	2.21
Nontaxable investment securities (1)	1,505	4	1.17	1,607	5	1.23
Restricted securities	279	3	4.16	279	3	3.60
Loans receivable (1)(2)(3)(4)	1,077,617	13,097	4.86	1,001,096	11,590	4.63
Accretion, net, of acquired loan discounts (5)		486	0.18		1,090	0.43
Total interest-earning assets	1,382,751	15,062	4.36	1,277,981	13,823	4.33
Total noninterest-earning assets	148,678			148,359
Total assets	$1,531,429			$1,426,340
Liabilities and Equity:
Interest-bearing liabilities:
Interest bearing checking	$266,133	$122	0.18%	$239,141	$97	0.15%
Bank rewarded checking	53,992	27	0.20	50,566	24	0.19
Savings accounts	65,784	7	0.04	63,196	7	0.04
Money market deposit accounts	253,260	209	0.33	241,286	180	0.30
Certificate of deposit accounts	394,078	922	0.94	373,197	810	0.87
Total interest-bearing deposits	1,033,247	1,287	0.50	967,386	1,118	0.46
Borrowed funds	53,290	344	2.58	50,000	387	3.10
Floating rate junior subordinated debt	6,702	131	7.83	6,564	118	7.18
Total interest-bearing liabilities	1,093,239	1,762	0.64	1,023,950	1,623	0.63
Noninterest-bearing deposits	204,608			180,015
Other noninterest-bearing liabilities	19,094			20,605
Total noninterest-bearing liabilities	223,702			200,620
Total liabilities	1,316,941			1,224,570
Total stockholders' equity	214,488			201,770
Total liabilities and stockholders' equity	$1,531,429			$1,426,340
Net interest income		$13,300			$12,200
Net interest earning assets (6)		$289,512			$254,031
Net interest rate spread (7)			3.72%			3.69%
Net interest margin (8)			3.85%			3.82%
Net interest margin, excluding the effects of purchase accounting (9)			3.71%			3.47%
Ratio of average interest-earning assets to average interest-bearing liabilities			126.48%			124.81%
__________________________________

(1)	Tax exempt or tax-advantaged securities and loans are shown at their contractual yields and are not shown at a tax equivalent yield.

(2)	Includes net loan fees deferred and accreted pursuant to applicable accounting requirements.

(3)	Interest income on loans is interest income as recorded in the income statement and does not include interest income on nonaccrual loans.

(4)	Interest income on loans excludes discount accretion.

(5)	Accretion of accretable purchase discount on loans acquired.

(6)	Net interest-earning assets represent total average interest-earning assets less total average interest-bearing liabilities.

(7)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(8)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(9)
Net interest margin, excluding the effects of purchase accounting, a non-GAAP measure, represents net interest income excluding accretion and amortization of acquired loans receivable as a percentage of average net interest earning assets excluding loan accretable discounts in the amount of $2.6 million and $3.8 million for the quarters ended September 30, 2017 and September 30, 2016, respectively.

(10)	Annualized.

Exhibit 99.1

Charter Financial Corporation
Average Balances, Interest Rates and Yields (unaudited)
dollars in thousands

	Fiscal Year to Date
	9/30/2017			9/30/2016
	Average Balance	Interest	Average Yield/Cost (10)	Average Balance	Interest	Average Yield/Cost (10)
Assets:
Interest-earning assets:
Interest-earning deposits in other financial institutions	$103,483	$894	0.86%	$52,667	$217	0.41%
Certificates of deposit held at other financial institutions	10,457	147	1.41	8,946	105	1.18
FHLB common stock and other equity securities	3,478	162	4.66	3,222	154	4.79
Taxable investment securities	191,236	4,296	2.25	173,888	3,742	2.15
Nontaxable investment securities (1)	1,567	18	1.16	997	12	1.17
Restricted securities	279	11	3.95	129	5	3.89
Loans receivable (1)(2)(3)(4)	1,028,097	48,591	4.73	845,014	39,178	4.64
Accretion and amortization of acquired loan discounts (5)		1,742	0.17		4,371	0.52
Total interest-earning assets	1,338,597	55,861	4.17	1,084,863	47,784	4.40
Total noninterest-earning assets	139,897			122,056
Total assets	$1,478,494			$1,206,919
Liabilities and Equity:
Interest-bearing liabilities:
Interest bearing checking	$255,863	$406	0.16%	$206,985	$278	0.13%
Bank rewarded checking	53,556	105	0.20	49,077	97	0.20
Savings accounts	63,927	25	0.04	56,963	23	0.04
Money market deposit accounts	252,148	777	0.31	185,818	522	0.28
Certificate of deposit accounts	384,304	3,480	0.91	297,270	2,533	0.85
Total interest-bearing deposits	1,009,798	4,793	0.47	796,113	3,453	0.43
Borrowed funds	50,832	1,422	2.80	51,181	1,955	3.82
Floating rate junior subordinated debt	6,651	505	7.59	3,022	222	7.33
Total interest-bearing liabilities	1,067,281	6,720	0.63	850,316	5,630	0.66
Noninterest-bearing deposits	184,825			140,423
Other noninterest-bearing liabilities	16,846			15,028
Total noninterest-bearing liabilities	201,671			155,451
Total liabilities	1,268,952			1,005,767
Total stockholders' equity	209,542			201,152
Total liabilities and stockholders' equity	$1,478,494			$1,206,919
Net interest income		$49,141			$42,154
Net interest earning assets (6)		$271,316			$234,547
Net interest rate spread (7)			3.54%			3.74%
Net interest margin (8)			3.67%			3.89%
Net interest margin, excluding the effects of purchase accounting (9)			3.53%			3.47%
Ratio of average interest-earning assets to average interest-bearing liabilities			125.42%			127.58%
__________________________________

(1)	Tax exempt or tax-advantaged securities and loans are shown at their contractual yields and are not shown at a tax equivalent yield.

(2)	Includes net loan fees deferred and accreted pursuant to applicable accounting requirements.

(3)	Interest income on loans is interest income as recorded in the income statement and does not include interest income on nonaccrual loans.

(4)	Interest income on loans excludes discount accretion.

(5)	Accretion of accretable purchase discount on loans acquired.

(6)	Net interest-earning assets represent total average interest-earning assets less total average interest-bearing liabilities.

(7)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(8)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(9)
Net interest margin, excluding the effects of purchase accounting, a non-GAAP measure, represents net interest income excluding accretion and amortization of acquired loans receivable as a percentage of average net interest earning assets excluding loan accretable discounts in the amount of $2.4 million and $3.4 million for the twelve months ended September 30, 2017 and September 30, 2016, respectively.

(10)	Annualized.

Exhibit 99.1

Charter Financial Corporation
Reconciliation of Non-GAAP Measures (unaudited)
Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. Charter Financial management uses non-GAAP financial measures, including loans receivable income excluding accretion, net interest margin excluding the effects of purchase accounting, tangible book value per share, tangible common equity ratio, and return on average tangible equity, in its analysis of the Company's performance. Loans receivable income excluding accretion excludes the following from loans receivable income: accretion from purchase discounts related to acquired loans. Net interest margin excluding the effects of purchase accounting excludes the following from net interest margin: net purchase discount accretion and the average balance of purchase discounts. Tangible book value per share excludes the following from book value per share: the balance of goodwill and other intangible assets. Tangible common equity ratio excludes the following from total equity to total assets: the balance of goodwill and other intangible assets in both total equity and total assets. Return on average tangible equity excludes the following from return on average equity: the average balance of goodwill and other intangible assets.
Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

	For the Quarters Ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Loans Receivable Income Excluding Accretion
Loans receivable income	$13,583,671	$12,276,095	$11,903,416	$12,569,903	$12,680,420
Net purchase discount accretion	486,471	173,014	358,031	724,109	1,090,886
Loans receivable income excluding accretion (Non-GAAP)	$13,097,200	$12,103,081	$11,545,385	$11,845,794	$11,589,534

Net Interest Margin Excluding the Effects of Purchase Accounting
Net Interest Margin	3.85%	3.6%	3.52%	3.71%	3.82%
Effect to adjust for net purchase discount accretion	(0.14)	(0.05)	(0.11)	(0.23)	(0.35)
Net interest margin excluding the effects of purchase accounting (Non-GAAP)	3.71%	3.55%	3.41%	3.48%	3.47%

Tangible Book Value Per Share
Book value per share	$14.17	$14.03	$13.84	$13.67	$13.52
Effect to adjust for goodwill and other intangible assets	(2.84)	(2.11)	(2.14)	(2.15)	(2.16)
Tangible book value per share (Non-GAAP)	$11.33	$11.92	$11.70	$11.52	$11.36

Tangible Common Equity Ratio
Total equity to total assets	13.06%	14.33%	14.04%	14.06%	14.12%
Effect to adjust for goodwill and other intangible assets	(2.34)	(1.90)	(1.90)	(1.94)	(1.98)
Tangible common equity ratio (Non-GAAP)	10.72%	12.43%	12.14%	12.12%	12.14%

Return On Average Tangible Equity
Return on average equity	4.77%	6.65%	6.40%	9.84%	7.55%
Effect to adjust for goodwill and other intangible assets	0.95	1.19	1.18	1.85	1.46
Return on average tangible equity (Non-GAAP)	5.72%	7.84%	7.58%	11.69%	9.01%

Exhibit 99.1

	For the Twelve Months Ended
	9/30/2017	9/30/2016
Loans Receivable Income Excluding Accretion
Loans receivable income	$50,333,085	$43,548,848
Net purchase discount accretion	1,741,625	4,371,087
Loans receivable income excluding accretion (Non-GAAP)	$48,591,460	$39,177,761

Net Interest Margin Excluding the Effects of Purchase Accounting
Net Interest Margin	3.67%	3.89%
Effect to adjust for net purchase discount accretion	(0.14)	(0.42)
Net interest margin excluding the effects of purchase accounting (Non-GAAP)	3.53%	3.47%

Tangible Book Value Per Share
Book value per share	$14.17	$13.52
Effect to adjust for goodwill and other intangible assets	(2.84)	(2.16)
Tangible book value per share (Non-GAAP)	$11.33	$11.36

Tangible Common Equity Ratio
Total equity to total assets	13.06%	14.12%
Effect to adjust for goodwill and other intangible assets	(2.34)	(1.98)
Tangible common equity ratio (Non-GAAP)	10.72%	12.14%

Return On Average Tangible Equity
Return on average equity	6.89%	5.90%
Effect to adjust for goodwill and other intangible assets	1.29	0.56
Return on average tangible equity (Non-GAAP)	8.18%	6.46%